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                                           KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER SHARE
                                                                                                                          EXHIBIT 11
                                               (In thousands, except per share data)

                                               For the Thirteen Weeks Ended                       For the Thirteen Weeks Ended
                                                      July 1, 2000                                        July 3, 1999
                                            -------------------------------------             ------------------------------------
                                                                        Per-Share                                        Per-Share
                                            Income        Shares         Amount               Income        Shares         Amount
                                            ------        ------        ---------             -------       ------       ---------
BASIC EARNINGS PER SHARE

Net earnings                               $ 8,819        28,385          $0.31               $ 1,909        27,974         $0.07
                                                                          =====                                             =====
EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                      -         1,212                                    -           355
                                           -------        ------                              -------        ------
DILUTED EARNINGS PER SHARE

Net earnings plus assumed conversions      $ 8,819        29,597           $0.30              $ 1,909        28,329          $0.07
                                           =======        ======           =====              =======        ======          =====
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